MACOM Refinances Approximately 65% of Existing Convertible Notes with New Notes at 0% Coupon and 27.5% Conversion Premium

LOWELL, MA, December 13, 2024 - MACOM Technology Solutions Holdings, Inc. (“MACOM” or the “Company”) (Nasdaq: MTSI), a leading supplier of semiconductor products, today announced that it has entered into separate, privately negotiated exchange and subscription agreements with a limited number of holders of its 0.25% convertible senior notes due 2026 (the “Existing Convertible Notes”) in each case pursuant to exemptions from registration under the Securities Act of 1933, as amended (the “Securities Act”). Pursuant to the Exchange and Subscription Agreements, the Company will exchange approximately $288.8 million in aggregate principal amount of the Existing Convertible Notes for approximately $257.7 million in aggregate principal amount of new 0.000% convertible senior notes due 2029 (the “New Convertible Notes”) and approximately 1.6 million shares of the Company’s common stock, par value $0.001 per share (“Common Stock” and, such exchanges, collectively, the “Exchange”). The Company will issue approximately $86.6 million in aggregate principal amount of New Convertible Notes in a private placement to certain investors (the “Subscription” and, together with the Exchange, the “Transactions”).

MACOM expects the Transactions to have a neutral impact on its pro forma net leverage resulting in an increase of its cash balance by $61.7 million, after fees and transaction expenses, and an increase of its debt balance by $55.5 million.

The Transactions are expected to close concurrently on or about December 19, 2024, subject to customary closing conditions. The issuance of the New Convertible Notes will occur pursuant to an indenture related to the New Convertible Notes, to be dated on or around December 19, 2024, between the Company and U.S. Bank National Association, as trustee.

The offer and sale of the New Convertible Notes and Common Stock, including Common Stock issuable upon conversion, if any, are not being registered under the Securities Act, or any state securities laws. The New Convertible Notes and Common Stock, including Common Stock issuable upon conversion, if any, may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act and any applicable state securities laws.

This press release does not constitute an offer to sell or a solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities, in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the laws of such jurisdiction.

J. Wood Capital Advisors LLC and Barclays Capital Inc. acted as MACOM’s financial advisors in connection with the Transactions.

About MACOM
MACOM designs and manufactures high-performance semiconductor products for the Industrial and Defense, Data Center and Telecommunications industries. MACOM services over 6,000 customers annually with a broad product portfolio that incorporates RF, Microwave, Analog and Mixed Signal and Optical semiconductor technologies. MACOM has achieved certification to the IATF16949 automotive standard, the AS9100D aerospace standard, the ISO9001 international quality standard and the ISO14001 environmental management standard. MACOM operates facilities across the United States, Europe, Asia and is headquartered in Lowell, Massachusetts.
Special Note Regarding Forward-Looking Statements
This press release contains forward-looking statements. These forward-looking statements include, among others, statements about the expected use of proceeds from the Subscription, the expected impact of the Transactions on MACOM’s pro forma net leverage and the timing of the closing of the Transactions.
These forward-looking statements reflect MACOM’s current views about future events and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause those events or our actual activities or results to differ materially from those indicated by the forward-looking statements, including our ability to develop new products and achieve market acceptance of those products; component shortages or other disruptions in our supply chain, including as a result of geopolitical unrest or otherwise; inflationary pressures; any failure to accurately anticipate demand for our products and effectively manage our inventory; our dependence on a limited number of customers; risks related to any weakening of economic conditions; our ability to compete effectively; and those other factors described in “Risk Factors” in MACOM’s filings with the Securities and Exchange Commission (“SEC”), including its Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q and other filings with the SEC. These forward-looking statements speak only as of the date of this press release, and MACOM undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

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Company Contact:
MACOM Technology Solutions Holdings, Inc.
Stephen Ferranti
Vice President, Corporate Development and Investor Relations
P: 978-656-2977
E: stephen.ferranti@macom.com